Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jocelyn Johnson	John Chang
+ 1 (202) 295-4299	+ 1 (202) 295-4212
jajohnson@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports Second Quarter 2022 Results and Increases its Regular Quarterly Dividend on its Common Stock by $0.025

Financial and Business Highlights

•	Cogent approved an increase of $0.025 per share to its regular quarterly dividend for a total of $0.905 per share for Q3 2022 as compared to $0.880 per share for Q2 2022 – Cogent’s fortieth consecutive quarterly dividend increase.

o	The Q3 2022 $0.905 dividend per share represents an annual increase of 12.4% from the dividend per share of $0.805 for Q3 2021.

•	Service revenue decreased from Q1 2022 to Q2 2022 by 0.5% and increased from Q2 2021 to Q2 2022 by 0.4%.

o	Service revenue, on a constant currency basis, increased from Q1 2022 to Q2 2022 by 0.4% and increased from Q2 2021 to Q2 2022 by 2.7%.

o	Service revenue, on a constant currency basis and adjusted for the impact of excise tax revenues, increased from Q1 2022 to Q2 2022 by 0.6% and increased from Q2 2021 to Q2 2022 by 3.6%.

•	EBITDA margin increased by 110 basis points from Q1 2022 to 39.4% for Q2 2022 and increased by 70 basis points from Q2 2021 to Q2 2022.

•	EBITDA increased by 2.3% from Q1 2022 to $58.5 million for Q2 2022 and increased by 2.2% from Q2 2021 to Q2 2022.

o	Net cash provided by operating activities was $34.4 million for Q2 2022, $49.4 million for Q1 2022 and $39.7 million for Q2 2021. Included in net cash from operating activities for Q2 2022 are interest payments on Cogent note obligations totaling $16.8 million.

•	In June 2022 Cogent extinguished its 2024 €350.0 million Euro Notes at a Euro to USD rate of $1.06 (originally issued at a Euro to USD rate of $1.13) with the proceeds from the issuance of its $450.0 million 2027 Notes

•	Sales rep productivity – units per full time equivalent sales rep per month - increased from 4.7 for Q1 2022 to 4.9 for Q2 2022.

[WASHINGTON, D.C. August 4, 2022] Cogent Communications Holdings, Inc. (NASDAQ: CCOI) (“Cogent”) today announced service revenue of $148.5 million for the three months ended June 30, 2022, a decrease of 0.5% from the three months ended March 31, 2022 and an increase of 0.4% from the three months ended June 30, 2021. Foreign exchange rates negatively impacted service revenue growth from the three months ended March 31, 2022 to the three months ended June 30, 2022 by $1.4 million and negatively impacted service revenue growth from the three months ended June 30, 2021 to the three months ended June 30, 2022 by $3.4 million. On a constant currency basis, service revenue increased by 0.4% from the three months ended March 31, 2022 to the three months ended June 30, 2022 and increased by 2.7% from the three months ended June 30, 2021 to the three months ended June 30, 2022. The impact of excise taxes, including Universal Service Fund fees, recorded on a gross basis and included in service revenue and cost of network operations expense, negatively impacted service revenue growth from the three months ended March 31, 2022 to the three months ended June 30, 2022 by $0.4 million and negatively impacted service revenue growth from the three months ended June 30, 2021 to the three months ended June 30, 2022 by $1.4 million. On a constant currency basis, and adjusting for the impact of changes in excise tax revenue, service revenue increased by 0.6% from the three months ended March 31, 2022 to the three months ended June 30, 2022 and increased by 3.6% from the three months ended June 30, 2021 to the three months ended June 30, 2022.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $112.0 million for the three months ended June 30, 2022, a decrease of 0.6% from the three months ended March 31, 2022 and an increase of 0.8% from the three months ended June 30, 2021.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $36.3 million for the three months ended June 30, 2022; a decrease of 0.3% from the three months ended March 31, 2022 and a decrease of 1.1% from the three months ended June 30, 2021.

Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.

GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue. GAAP gross profit decreased by 1.1% from the three months ended June 30, 2021 to $68.9 million for the three months ended June 30, 2022 and decreased by 0.3% from the three months ended March 31, 2022. GAAP gross margin was 46.4% for the three months ended June 30, 2022, 47.1% for the three months ended June 30, 2021 and 46.3% for the three months ended March 31, 2022.

Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as Non-GAAP gross profit divided by total service revenue. Non-GAAP gross profit increased by 0.3% from the three months ended June 30, 2021 to $92.1 million for the three months ended June 30, 2022 and increased by 0.2% from the three months ended March 31, 2022. Non-GAAP gross margin was 62.0% for the three months ended June 30, 2022, 62.1% for the three months ended June 30, 2021 and 61.6% for the three months ended March 31, 2022.

Excise taxes, including Universal Service Fund fees, recorded on a gross basis and included in service revenue and cost of network operations expense were $3.4 million for the three months ended June 30, 2022, $4.8 million for the three months ended June 30, 2021 and $3.7 million for the three months ended March 31, 2022.

Net cash provided by operating activities decreased by 13.4% from the three months ended June 30, 2021 to $34.4 million for the three months ended June 30, 2022 and decreased by 30.4% from the three months ended March 31, 2022.

Earnings before interest, taxes, depreciation and amortization (EBITDA) increased by 2.2% from the three months ended June 30, 2021 to $58.5 million for the three months ended June 30, 2022 and increased by 2.3% from the three months ended March 31, 2022. EBITDA margin was 39.4% for the three months ended June 30, 2022, 38.7% for the three months ended June 30, 2021 and 38.3% for the three months ended March 31, 2022.

Basic net and diluted income (loss) per share was $0.24 for the three months ended June 30, 2022, $(0.05) for the three months ended June 30, 2021 and $0.02 for the three months ended March 31, 2022.

Foreign exchange gains (losses) on Cogent’s 2024 Senior Euro Unsecured Notes were $23.5 million for the three months ended June 30, 2022, $(5.3) million for the three months ended June 30, 2021 and $8.0 million for the three months ended March 31, 2022.

Total customer connections increased by 4.3% from June 30, 2021 to 95,777 as of June 30, 2022 and increased by 0.9% from March 31, 2022. On-net customer connections increased by 4.0% from June 30, 2021 to 82,277 as of June 30, 2022 and increased by 0.8% from March 31, 2022. Off-net customer connections increased by 6.2% from June 30, 2021 to 13,160 as of June 30, 2022 and increased by 1.8% from March 31, 2022.

The number of on-net buildings increased by 120 from June 30, 2021 to 3,095 as of June 30, 2022 and increased by 30 from March 31, 2022.

Quarterly Dividend Increase Approved

On August 4, 2022, Cogent’s Board approved a regular quarterly dividend of $0.905 per share payable on August 31, 2022 to shareholders of record on August 18, 2022. This third quarter 2022 regular dividend represents an increase of $0.025 per share, or 2.8%, from the second quarter 2022 regular dividend of $0.880 per share and an annual increase of 12.4% from the third quarter 2021 dividend of $0.805 per share.

The payment of any future dividends and any other returns of capital will be at the discretion of the Board and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements, limitations under Cogent’s debt indentures and other factors deemed relevant by the Board.

Impact of COVID-19

Cogent continues to be impacted by the COVID-19 pandemic and the accompanying responses by governments around the world. The recent spread of variants of COVID-19 has introduced new uncertainty.

The ongoing impact of the COVID-19 pandemic, including the spread of variant strains, and related government restrictions on Cogent’s business is unknown as a significant amount of uncertainty and volatility remains. Cogent does not know the ultimate scope and duration of the pandemic, the availability, efficacy and uptake of vaccines and therapeutic treatments, government actions that have been taken, or may be taken in the future in response to the pandemic and global economic conditions during and after the pandemic. Cogent has experienced a slight slowdown in the availability and delivery of networking equipment but Cogent believes it can adequately manage the operation, maintenance, upgrading and growth of its network. A worsening or prolonged slowdown may impact our ability to expand and augment our network. Most Cogent employees worldwide returned to its offices on a full-time basis in the first quarter of 2022. Cogent is implementing measures to protect its workforce, but it can provide no assurance that these measures will be sufficient. Cogent’s decisions to require its employees to return to its offices on a full-time basis and to implement a COVID-19 vaccine mandate, where legally permitted, may impede its ability to retain existing employees or attract new employees. Moreover, Cogent’s results of operations may be adversely affected in the future as the pandemic and the related government restrictions continue or are reintroduced. Cogent may also experience slowdowns in new customer orders, find it difficult to collect from customers who are experiencing financial distress, undergo an increase in customer churn, encounter difficulties accessing the buildings and locations where Cogent installs new services and serves existing customers, or have difficulties procuring, shipping or installing necessary equipment on its network. Cogent may find that the impact of the pandemic on its vendors and their respective workforces may slow the delivery of services from these vendors to Cogent. Cogent may also find that its largest customer base, which is served primarily in its multi-tenant office buildings, may be adversely affected by falling demand for commercial office space in central business districts as companies located in these buildings elect not to return to their office space either on a temporary or even permanent basis or slow the pace of opening new offices. In addition, Cogent’s corporate customer base may reduce their overall number of locations due to adverse economic conditions or new working configurations which may adversely affect Cogent’s number of corporate connections and service revenues. As a result, the global economic impact of the COVID-19 pandemic may have prolonged effects that impact Cogent’s business well into the future. These and other risks are described in more detail in Cogent’s Annual Report on Form 10-K for the year ended December 31, 2021 and in its Quarterly Report on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 4:30 p.m. (ET) on August 4, 2022 to discuss Cogent’s operating results for the second quarter of 2022 and to discuss Cogent’s expectations for full year 2022. Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events. A replay of the webcast, together with the press release, will be available on the website following the earnings call. A downloadable file of Cogent’s “Summary of Financial and Operational Results” and a transcript of its conference call will also be available on Cogent’s website following the conference call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP. Cogent specializes in providing businesses with high-speed Internet access, Ethernet transport, and colocation services. Cogent’s facilities-based, all-optical IP network backbone provides services in 217 markets globally.

Cogent Communications is headquartered at 2450 N Street, NW, Washington, D.C. 20037. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022
Metric ($ in 000’s, except share and per share data) – unaudited
On-Net revenue	$109,947	$111,041	$111,099	$110,749	$112,634	$111,975
% Change from previous Qtr.	2.6%	1.0%	0.1%	-0.3%	1.7%	-0.6%
Off-Net revenue	$36,723	$36,699	$36,656	$36,304	$36,387	$36,282
% Change from previous Qtr.	0.1%	-0.1%	-0.1%	-1.0%	0.2%	-0.3%
Non-Core revenue (1)	$107	$139	$172	$155	$154	$193
% Change from previous Qtr.	-10.8%	29.9%	23.7%	-9.9%	-0.6%	25.3%
Service revenue – total	$146,777	$147,879	$147,927	$147,208	$149,175	$148,450
% Change from previous Qtr.	2.0%	0.8%	0.0%	-0.5%	1.3%	-0.5%
Constant currency total revenue quarterly growth rate – sequential quarters (6)	1.7%	0.6%	0.5%	0.1%	1.7%	0.4%
Constant currency total revenue quarterly growth rate – year over year quarters (6)	2.3%	2.8%	3.6%	2.9%	2.9%	2.7%
Constant currency and excise tax impact on total revenue quarterly growth rate – sequential quarters (6)	1.4%	0.5%	0.5%	0.4%	2.1%	0.6%
Constant currency and excise tax impact on total revenue quarterly growth rate – year over year quarters (6)	1.8%	1.7%	2.9%	2.8%	3.5%	3.6%
Excise Taxes included in service revenue	$4,528	$4,811	$4,813	$4,336	$3,742	$3,448
% Change from previous Qtr.	9.3%	6.3%	0.0%	-9.9%	-13.7%	-7.9%
Network operations expenses (2)	$55,016	$56,044	$56,482	$56,272	$57,305	$56,369
% Change from previous Qtr.	0.9%	1.9%	0.8%	-0.4%	1.8%	-1.6%
GAAP gross profit (3)	$67,715	$69,603	$68,673	$68,223	$69,038	$68,865
% Change from previous Qtr.	1.6%	2.8%	-1.3%	-0.7%	1.2%	-0.3%
GAAP gross margin (3)	46.1%	47.1%	46.4%	46.3%	46.3%	46.4%
Non-GAAP gross profit (4) (6)	$91,761	$91,835	$91,445	$90,936	$91,870	$92,081

% Change from previous Qtr.	2.7%	0.1%	-0.4%	-0.6%	1.0%	0.2%
Non-GAAP gross margin (4) (6)	62.5%	62.1%	61.8%	61.8%	61.6%	62.0%
Selling, general and administrative expenses (5)	$36,211	$34,654	$33,692	$33,526	$34,715	$33,624
% Change from previous Qtr.	7.4%	-4.3%	-2.8%	-0.5%	3.5%	-3.1%
Depreciation and amortization expense	$21,970	$22,096	$22,609	$22,567	$22,688	$23,071
% Change from previous Qtr.	-2.2%	0.6%	2.3%	-0.2%	0.5%	1.7%
Equity-based compensation expense	$7,307	$6,874	$6,588	$6,053	$6,056	$5,907
% Change from previous Qtr.	25.0%	-5.9%	-4.2%	-8.1%	0.0%	-2.5%
Operating income	$26,291	$28,211	$28,556	$36,165	$28,784	$29,566
% Change from previous Qtr.	-4.0%	7.3%	1.2%	26.6%	-20.4%	2.7%
Interest expense	$15,836	$14,236	$14,273	$13,714	$14,168	$13,478
% Change from previous Qtr.	-1.1%	-10.1%	0.3%	-3.9%	3.3%	-4.9%
Non-cash change in valuation – Swap agreement			$3,076	$5,939	$21,271	$7,510
% Change from previous Qtr.				93.1%	258.2%	-64.7%
Net income (loss)	$18,851	$(2,493)	$13,320	$18,507	$1,137	$11,164
Foreign exchange gains (losses) on 2024 Euro Notes	$18,870	$(5,280)	$10,169	$8,763	$8,014	$23,547
Basic net income (loss) per common share	$0.41	$(0.05)	$0.29	$0.40	$0.02	$0.24
Diluted net income (loss) per common share	$0.41	$(0.05)	$0.28	$0.39	$0.02	$0.24
Weighted average common shares – basic	46,067,096	46,229,603	46,293,524	46,420,168	46,575,848	46,691,142
% Change from previous Qtr.	0.4%	0.4%	0.1%	0.3%	0.3%	0.2%
Weighted average common shares – diluted	46,507,258	46,229,603	46,866,929	46,992,639	46,929,191	47,029,446
% Change from previous Qtr.	1.3%	-0.6%	1.4%	0.3%	-0.1%	0.2%
EBITDA (6)	$55,550	$57,181	$57,753	$57,410	$57,155	$58,457
% Change from previous Qtr.	-0.2%	2.9%	1.0%	-0.6%	-0.4%	2.3%
EBITDA margin	37.8%	38.7%	39.0%	39.0%	38.3%	39.4%
Gains on asset related transactions	$18	$-	$-	$-	$-	$-

EBITDA, as adjusted (6)	$55,568	$57,181	$57,753	$57,410	$57,155	$58,457
% Change from previous Qtr.	-0.2%	2.9%	1.0%	-0.6%	-0.4%	2.3%
EBITDA, as adjusted, margin	37.9%	38.7%	39.0%	39.0%	38.3%	39.4%
Net cash provided by operating activities	$47,106	$39,749	$47,418	$35,984	$49,411	$34,403
% Change from previous Qtr.	25.4%	-15.6%	19.3%	-24.1%	37.3%	-30.4%
Capital expenditures	$15,444	$17,217	$21,959	$15,296	$18,121	$17,288
% Change from previous Qtr.	-2.6%	11.5%	27.5%	-30.3%	18.5%	-4.6%
Principal payments of capital (finance) lease obligations	$5,744	$6,192	$4,890	$6,228	$5,863	$5,236
% Change from previous Qtr.	24.9%	7.8%	-21.0%	27.4%	-5.9%	-10.7%
Dividends paid	$36,081	$37,001	$37,654	$39,552	$41,298	$41,855
Purchases of common stock	$-	$-	$-	$-	$-	$-
Gross Leverage Ratio	4.39	5.13	5.07	5.02	4.94	5.22
Net Leverage Ratio	3.31	3.45	3.50	3.58	3.58	3.70
Customer Connections – end of period
On-Net	78,389	79,146	80,162	80,723	81,627	82,277
% Change from previous Qtr.	1.4%	1.0%	1.3%	0.7%	1.1%	0.8%
Off-Net	12,216	12,386	12,495	12,669	12,922	13,160
% Change from previous Qtr.	2.1%	1.4%	0.9%	1.4%	2.0%	1.8%
Non-Core (1)	320	336	334	334	335	340
% Change from previous Qtr.	-1.5%	5.0%	-0.6%	-%	0.3%	1.5%
Total customer connections	90,925	91,868	92,991	93,726	94,884	95,777
% Change from previous Qtr.	1.5%	1.0%	1.2%	0.8%	1.2%	0.9%

On-Net Buildings – end of period
Multi-Tenant office buildings	1,796	1,802	1,816	1,817	1,824	1,826
Carrier neutral data center buildings	1,089	1,119	1,138	1,164	1,187	1,216
Cogent data centers	54	54	54	54	54	53
Total on-net buildings	2,939	2,975	3,008	3,035	3,065	3,095
Total carrier neutral data center nodes	1,274	1,309	1,332	1,359	1,383	1,409
Square feet – multi-tenant office buildings – on-net	978,095,164	979,876,141	984,753,702	986,941,224	992,336,259	993,590,499
Network – end of period
Intercity route miles	58,761	59,741	59,741	60,676	60,869	61,024
Metro route miles	15,596	15,742	15,979	16,338	16,614	16,822
Metro fiber miles	38,058	38,351	38,825	39,559	40,113	40,529
Connected networks – AS’s	7,471	7,530	7,597	7,569	7,625	7,685
Headcount – end of period
Sales force – quota bearing	547	565	516	490	479	477
Sales force - total	693	710	662	633	620	619
Total employees	1,066	1,087	1,031	1,001	987	988
Sales rep productivity – units per full time equivalent sales rep (“FTE”) per month	4.3	4.5	4.3	4.2	4.7	4.9
FTE – sales reps	522	511	521	467	453	449

(1)	Consists of legacy services of companies whose assets or businesses were acquired by Cogent.
(2)	Network operations expense excludes equity-based compensation expense of $2,076, $136, $163, $146, $144 and $145 in the three month periods ended March 31, 2021 through June 30, 2022, respectively. Network operations expense includes excise taxes, including Universal Service Fund fees of $4,528, $4,811, $4,813, $4,336, $3,742 and $3,448 in the three month periods ended March 31, 2021 through June 30, 2022, respectively.
(3)	GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.
(4)	Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant measures to provide investors. Management uses them to measure the margin available to the company after network service costs, in essence a measure of the efficiency of the Company’s network.
(5)	Excludes equity-based compensation expense of $5,231, $6,738, $6,425, $5,907, $5,912 and $5,762 in the three month periods ended March 31, 2021 through June 30, 2022, respectively.
(6)	See Schedules of Non-GAAP measures below for definitions and reconciliations to GAAP measures.

Schedules of Non-GAAP Measures

EBITDA, EBITDA, as adjusted, EBITDA margin and EBITDA, as adjusted, margin

EBITDA represents net cash flows provided by operating activities plus changes in operating assets and liabilities, cash interest expense and cash income tax expense. Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is net cash provided by operating activities. The Company also believes that EBITDA is a measure frequently used by securities analysts, investors, and other interested parties in their evaluation of issuers. EBITDA, as adjusted, represents EBITDA plus net gains (losses) on asset related transactions. EBITDA margin is defined as EBITDA divided by total service revenue. EBITDA, as adjusted, margin is defined as EBITDA, as adjusted, divided by total service revenue.

The Company believes that EBITDA, EBITDA, as adjusted, EBITDA margin and EBITDA as adjusted margin are useful measures of its ability to service debt, fund capital expenditures and expand its business. The measurements are an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. EBITDA, EBITDA, as adjusted, EBITDA margin and EBITDA, as adjusted, margin are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, these measures are not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of these measures may also differ from the calculations performed by its competitors and other companies and as such, its utility as a comparative measure is limited.

EBITDA, and EBITDA, as adjusted, are reconciled to net cash provided by operating activities in the table below.

($ in 000’s) – unaudited	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022
Net cash provided by operating activities	$47,106	$39,749	$47,418	$35,984	$49,411	$34,403
Changes in operating assets and liabilities	$(9,060)	$2,352	$(3,191)	$7,607	$(6,294)	$5,108
Cash interest expense and income tax expense	17,504	15,080	13,526	13,819	14,038	18,946
EBITDA	$55,550	$57,181	$57,753	$57,410	$57,155	$58,457
PLUS: Gains on asset related transactions	18	-	-	-	-	-
EBITDA, as adjusted	$55,568	$57,181	$57,753	$57,410	$57,155	$58,457
EBITDA margin	37.8%	38.7%	39.0%	39.0%	38.3%	39.4%
EBITDA, as adjusted, margin	37.9%	38.7%	39.0%	39.0%	38.3%	39.4%

Constant currency revenue is reconciled to service revenue as reported in the tables below.

Constant currency impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022
Service revenue, as reported – current period	$146,777	$147,879	$147,927	$147,208	$149,175	$148,450
Impact of foreign currencies on service revenue	(447)	(150)	709	808	516	1,350
Service revenue - as adjusted for currency impact (1)	$146,330	$147,729	$148,636	$148,016	$149,691	$149,800
Service revenue, as reported – prior sequential period	$143,901	$146,777	$147,879	$147,927	$147,208	$149,175
Constant currency increase	$2,429	$952	$757	$89	$2,483	$625
Constant currency percent increase	1.7%	0.6%	0.5%	0.1%	1.7%	0.4%

(1)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022
Service revenue, as reported – current period	$146,777	$147,879	$147,927	$147,208	$149,175	$148,450
Impact of foreign currencies on service revenue	(2,608)	(2,965)	(555)	916	1,914	3,417
Service revenue - as adjusted for currency impact (2)	$144,169	$144,914	$147,372	$148,124	$151,089	$151,867
Service revenue, as reported – prior year period	$140,915	$140,990	$142,302	$143,901	$146,777	$147,879
Constant currency increase	$3,254	$3,924	$5,070	$4,223	$4,312	$3,988
Constant currency percent increase	2.3%	2.8%	3.6%	2.9%	2.9%	2.7%

(2)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the comparable prior year period. The Company believes that disclosing year over year revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Revenue on a constant currency basis and adjusted for the impact of excise taxes is reconciled to service revenue as reported in the tables below.

Constant currency and excise tax impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022
Service revenue, as reported – current period	$146,777	$147,879	$147,927	$147,208	$149,175	$148,450
Impact of foreign currencies on service revenue	(447)	(150)	709	808	516	1,350
Impact of excise taxes on service revenue	(384)	(283)	(2)	477	594	294
Service revenue - as adjusted for currency and excise taxes impact (3)	$145,946	$147,446	$148,634	$148,493	$150,285	$150,094
Service revenue, as reported – prior sequential period	$143,901	$146,777	$147,879	$147,927	$147,208	$149,175
Constant currency and excise taxes increase	$2,045	$669	$755	$566	$3,077	$919
Constant currency and excise tax percent increase	1.4%	0.5%	0.5%	0.4%	2.1%	0.6%

(3)	Service revenue, as adjusted for currency impact and the impact of excise taxes, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period and adjusting for the changes in excise taxes recorded as revenue between the periods presented. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies and excise taxes on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for the impact of foreign currency and excise taxes, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency and excise tax impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022
Service revenue, as reported – current period	$146,777	$147,879	$147,927	$147,208	$149,175	$148,450
Impact of foreign currencies on service revenue	(2,608)	(2,965)	(555)	916	1,914	3,417
Impact of excise taxes on service revenue	(785)	(1,513)	(911)	(192)	786	1,363
Service revenue - as adjusted for currency and excise taxes impact (4)	$143,384	$143,401	$146,461	$147,932	$151,875	$153,230
Service revenue, as reported – prior year period	$140,915	$140,990	$142,302	$143,901	$146,777	$147,879
Constant currency and excise taxes increase	$2,469	$2,411	$4,159	$4,031	$5,098	$5,351
Constant currency and excise tax percent increase	1.8%	1.7%	2.9%	2.8%	3.5%	3.6%

(4)	Service revenue, as adjusted for currency impact and the impact of excise taxes, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior year period and adjusting for the changes in excise taxes recorded as revenue between the periods presented. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies and excise taxes on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for the impact of foreign currency and excise taxes, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Non-GAAP gross profit and Non-GAAP gross margin

Non-GAAP gross profit and Non-GAAP gross margin are reconciled to GAAP gross profit and GAAP gross margin in the table below.

($ in 000’s) – unaudited	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022
Service revenue total	$146,777	$147,879	$147,927	$147,208	$149,175	$148,450
Minus - Network operations expense including equity-based compensation and including depreciation and amortization expense	79,062	78,276	79,254	78,985	80,137	79,585
GAAP Gross Profit (1)	$67,715	$69,603	$68,673	$68,223	$69,038	$68,865
Plus - Equity-based compensation – network operations expense	2,076	136	163	146	144	145
Plus – Depreciation and amortization expense	21,970	22,096	22,609	22,567	22,688	23,071
Non-GAAP Gross Profit (2)	$91,761	$91,835	$91,445	$90,936	$91,870	$92,081
GAAP Gross Margin (1)	46.1%	47.1%	46.4%	46.3%	46.3%	46.4%
Non-GAAP Gross Margin (2)	62.5%	62.1%	61.8%	61.8%	61.6%	62.0%

(1)	GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.
(2)	Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant measures to provide to investors, as they are measures that management uses to measure the margin and amount available to the Company after network service costs, in essence these are measures of the efficiency of the Company’s network.

Gross and Net Leverage Ratios

Gross leverage ratio is defined as total debt divided by the trailing last 12 months EBITDA, as adjusted. Net leverage ratio is defined as total net debt (total debt minus cash and cash equivalents) divided by the trailing last 12 months EBITDA, as adjusted. Cogent’s gross leverage ratio and net leverage ratio are shown below.

($ in 000’s) – unaudited	As of March 31, 2022	As of June 30, 2022
Cash and cash equivalents & restricted cash	$311,771	$349,847
Debt
Capital (finance) leases – current portion	17,147	17,562
Capital (finance) leases – long term	228,102	236,652
Senior Secured 2022 Notes	-	-
Senior Secured 2026 Notes	500,000	500,000
Senior Unsecured Euro 2024 Notes	389,019	-
Senior Unsecured 2027 Notes	-	450,000
Note payable	219	-
Total debt	1,134,487	1,204,214
Total net debt	822,716	854,367
Trailing 12 months EBITDA, as adjusted	229,499	230,775
Gross leverage ratio	4.94	5.22
Net leverage ratio	3.58	3.70

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2022 AND DECEMBER 31, 2021

(IN THOUSANDS, EXCEPT SHARE DATA)

	June 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$312,051	$319,609
Restricted cash	37,796	9,015
Accounts receivable, net of allowance for credit losses of $1,717 and $1,510, respectively	44,568	41,938
Prepaid expenses and other current assets	43,054	39,015
Total current assets	437,469	409,577
Property and equipment, net	461,381	457,880
Right-of-use leased assets	98,576	101,687
Deposits and other assets	17,158	15,413
Total assets	$1,014,584	$984,557
Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$14,823	$11,923
Accrued and other current liabilities	52,322	39,057
Installment payment agreement, current portion, net of discount of $6	—	785
Current maturities, operating lease liabilities	12,172	12,197
Current maturities, finance lease obligations	17,562	17,048
Total current liabilities	96,879	81,010
Senior unsecured 2027 notes, net of unamortized debt costs of $1,283 and net of discount of $2,686	446,031	—
Senior secured 2026 notes, net of unamortized debt costs of $1,032 and $1,156, respectively, and net of discounts of $1,371 and $1,536, respectively	497,597	497,308
Senior unsecured 2024 Euro notes, net of unamortized debt costs of $2,121 and net of discount of $772	—	394,112
Operating lease liabilities, net of current maturities	110,735	111,794
Finance lease obligations, net of current maturities	236,652	228,822
Other long-term liabilities	66,871	44,609
Total liabilities	1,454,765	1,357,655
Commitments and contingencies:
Stockholders’ deficit:
Common stock, $0.001 par value; 75,000,000 shares authorized; 48,003,724 and 47,674,189 shares issued and outstanding, respectively	48	48
Additional paid-in capital	561,161	547,734
Accumulated other comprehensive loss — foreign currency translation	(20,661)	(11,003)
Accumulated deficit	(980,729)	(909,877)
Total stockholders’ deficit	(440,181)	(373,098)
Total liabilities and stockholders’ deficit	$1,014,584	$984,557

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR THE THREE MONTHS ENDED JUNE 30, 2022 AND JUNE 30, 2021

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021
	(Unaudited)	(Unaudited)
Service revenue	$148,450	$147,879
Operating expenses:
Network operations (including $145 and $136 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	56,514	56,180
Selling, general, and administrative (including $5,762 and $6,738 of equity-based compensation expense, respectively)	39,386	41,392
Depreciation and amortization	23,071	22,096
Total operating expenses	118,971	119,668
Gains on lease transactions	87	—
Operating income	29,566	28,211
Interest expense	(13,478)	(14,236)
Change in valuation – interest rate swap	(7,510)	—
Foreign exchange gain (loss) - 2024 Euro Notes	23,547	(5,280)
Loss on debt extinguishment and redemption – 2024 Euro Notes	(11,885)	—
Loss on debt extinguishment and redemption – 2022 Notes	—	(10,830)
Interest income and other, net	(522)	64
Income (loss) before income taxes	19,718	(2,071)
Income tax expense	(8,554)	(422)
Net income (loss)	$11,164	$(2,493)

Comprehensive income (loss):
Net income (loss)	$11,164	$(2,493)
Foreign currency translation adjustment	(7,493)	1,776
Comprehensive income (loss)	$3,671	$(717)

Net income (loss) per common share:
Basic net income (loss) per common share	$0.24	$(0.05)
Diluted net income (loss) per common share	$0.24	$(0.05)
Dividends declared per common share	$0.88	$0.78

Weighted-average common shares - basic	46,691,142	46,229,603

Weighted-average common shares - diluted	47,029,446	46,229,603

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND JUNE 30, 2021

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
	(Unaudited)	(Unaudited)
Service revenue	$297,622	$294,656
Operating expenses:
Network operations (including $289 and $2,212 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	113,963	113,272
Selling, general, and administrative (including $11,674 and $11,969 of equity-based compensation expense, respectively)	80,013	82,834
Depreciation and amortization	45,762	44,065
Total operating expenses	239,738	240,171
Gains on equipment transactions	460	18
Operating income	58,344	54,503
Interest expense	(27,648)	(30,071)
Change in valuation – interest rate swap	(28,781)	—
Foreign exchange gain - 2024 Euro Notes	31,561	13,590
Loss on debt extinguishment and redemption- 2024 Euro Notes	(11,885)	—
Loss on debt extinguishment and redemption- 2022 Notes	—	(14,698)
Interest income and other, net	(195)	807
Income before income taxes	21,396	24,131
Income tax expense	(9,095)	(7,773)
Net income	$12,301	$16,358

Comprehensive income:
Net income	$12,301	$16,358
Foreign currency translation adjustment	(9,658)	(3,434)
Comprehensive income	$2,643	$12,924

Net income per common share:
Basic net income per common share	$0.26	$0.35
Diluted net income per common share	$0.26	$0.35

Dividends declared per common share	$1.735	$1.535

Weighted-average common shares - basic	46,705,088	46,227,528

Weighted-average common shares - diluted	47,050,911	46,744,070

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED JUNE 30, 2022 AND JUNE 30, 2021

(IN THOUSANDS)

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$11,164	$(2,493)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	23,071	22,096
Amortization of debt costs, discounts and premiums	412	453
Equity-based compensation expense (net of amounts capitalized)	5,907	6,874
Loss on debt extinguishment and redemption – 2024 Euro Notes	11,885	—
Loss on debt extinguishment and redemption – 2022 Notes	—	10,830
Foreign exchange (gain) loss – 2024 Euro Notes	(23,547)	5,280
Gains - equipment transactions and other, net	1,155	(129)
Deferred income taxes	3,196	(939)
Changes in operating assets and liabilities:
Accounts receivable	(3,605)	(2,330)
Prepaid expenses and other current assets	(2,197)	(130)
Accounts payable, accrued liabilities and other long-term liabilities	5,701	852
Deposits and other assets	1,261	(615)
Net cash provided by operating activities	34,403	39,749
Cash flows from investing activities:
Purchases of property and equipment	(17,288)	(17,217)
Net cash used in investing activities	(17,288)	(17,217)
Cash flows from financing activities:
Dividends paid	(41,855)	(37,001)
Redemption and extinguishment - 2024 Euro Notes	(375,354)	—
Redemption and extinguishment - 2022 Notes	—	(339,638)
Net proceeds from issuance of senior unsecured 2027 Notes - net of debt costs of $1,290	446,010	—
Net proceeds from issuance of senior secured 2026 Notes - net of debt costs of $1,317	—	496,933
Principal payments on installment payment agreement	(219)	(1,969)
Principal payments of finance lease obligations	(5,236)	(6,192)
Proceeds from exercises of stock options	130	660
Net cash provided by financing activities	23,476	112,793
Effect of exchange rates changes on cash	(2,515)	658
Net increase in cash, cash equivalents and restricted cash	38,076	135,983
Cash, cash equivalents and restricted cash, beginning of period	311,771	237,980
Cash, cash equivalents and restricted cash, end of period	$349,847	$373,963

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND JUNE 30, 2021

(IN THOUSANDS)

	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$12,301	$16,358
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45,762	44,065
Amortization of debt costs, discounts and premiums	829	894
Equity-based compensation expense (net of amounts capitalized)	11,963	14,181
Loss on debt extinguishment and redemption – 2024 Euro Notes	11,885	—
Loss on debt extinguishment and redemption – 2022 Notes	—	14,698
Foreign exchange gains – 2024 Euro Notes	(31,561)	(13,590)
Gains - equipment transactions and other, net	1,308	242
Deferred income taxes	3,138	3,558
Changes in operating assets and liabilities:
Accounts receivable	(3,529)	90
Prepaid expenses and other current assets	(5,150)	2,696
Accounts payable, accrued liabilities and other long-term liabilities	37,014	3,804
Deposits and other assets	(146)	(141)
Net cash provided by operating activities	83,814	86,855
Cash flows from investing activities:
Purchases of property and equipment	(35,409)	(32,661)
Net cash used in investing activities	(35,409)	(32,661)
Cash flows from financing activities:
Dividends paid	(83,153)	(73,082)
Redemption and extinguishment - 2024 Euro Notes	(375,354)	—
Redemption and extinguishment - 2022 Notes	—	(459,317)
Net proceeds from issuance of senior unsecured 2027 Notes - net of debt costs of $1,290	446,010	—
Net proceeds from issuance of senior secured 2026 Notes - net of debt costs of $1,317	—	496,933
Principal payments on installment payment agreement	(790)	(4,347)
Principal payments of finance lease obligations	(11,099)	(11,936)
Proceeds from exercises of stock options	334	875
Net cash used in financing activities	(24,052)	(50,874)
Effect of exchange rates changes on cash	(3,130)	(658)
Net increase in cash, cash equivalents and restricted cash	21,223	2,662
Cash, cash equivalents and restricted cash, beginning of period	328,624	371,301
Cash, cash equivalents and restricted cash, end of period	$349,847	$373,963

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including the impact of the COVID-19 pandemic and the related government policies; future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the US Universal Service Fund on the basis of our Internet revenue; changes in government policy and/or regulation, including net neutrality rules  by the United States Federal Communications Commission and in the area of data protection; cyber-attacks or security breaches of our network; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2021 and our Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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